EXHIBIT 10.1
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                        UAL CORPORATION
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                   2000 INCENTIVE STOCK PLAN
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     1.   Purpose.  The purpose of the UAL Corporation 2000
Incentive Stock Plan (the "Plan") is to attract and retain outstanding individuals as officers and key employees of UAL Corporation (the "Company") and its subsidiaries, to further align participants' interests with those of the Company's shareholders through compensation that is based on shares of the Company's common stock, par value $.01 per share ("Common Stock") and to furnish incentives to such persons by providing such persons opportunities to acquire shares of Common Stock or monetary payments based on the value of such shares or both, on advantageous terms as herein provided.

     2. Administration. All benefits granted under the Plan shall be granted by either the Compensation Administration Committee or the Compensation Committee of the Board of Directors of the Company (such committee, as applicable, herein called the "Committee"). The Plan shall be administered by the Compensation Administration Committee for (I) all grants with respect to any "officer" as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or
(II) any other grant to covered employees for purposes of
Section 162(m) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the "Code"), to the extent necessary or proper to preserve deductibility of the compensation expense associated with such grant under Section 162(m); and by the Compensation Committee for all grants to participants who are not covered employees under the Code or officers under Rule 16-1(f) of the Exchange Act. However, a benefit granted under the Plan shall not be ineffective solely because it is granted by the Compensation Administration Committee or the Compensation Committee not in accordance with the preceding sentence.
The Committee is authorized to interpret the provisions of the Plan, to determine the terms and conditions of benefits to be granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to or inconsistent with the express provisions of the Plan. Determinations, decisions and actions of the Committee, in connection with the construction, interpretation, administration, or application of the Plan will be final, conclusive, and binding upon any participant and any person claiming under or through the participant. No member of the Committee will be liable for any determination, decision, or action made in good faith with respect to the Plan or any benefits granted under the Plan. To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the benefits in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States. This Plan is not intended to modify or limit the powers, duties or responsibilities of either the Board of Directors or the Committee as set forth under the UAL Corporation Restated Certificate of Incorporation.

     3. Participants. Participants in the Plan will consist of such officers or other key employees of the Company and its subsidiaries as the Committee in its sole discretion may designate from time to time to receive benefits hereunder. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Company; and
(iv) other compensation provided to participants.

     4. Types of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Incentive Stock
Options, (b) Nonqualified Stock Options, and (c) Stock
Appreciation Rights, all as described below.

     5. Shares Reserved under the Plan. There is hereby reserved for issuance under the Plan the sum of: (i) 8,000,000 shares of Common Stock, which may be newly issued or treasury shares, (ii) any shares of Common Stock available for future awards under any prior plan of the Company (the "Prior Plans") as of May 18, 2000; and (iii) any shares of Common Stock that are represented by benefits granted under the Plan or any Prior Plans which are forfeited, expired or canceled without delivery of shares of Common Stock or which are used to satisfy the applicable tax withholding obligations. All of such shares described in
(i) above may, but need not be issued pursuant to the exercise of Incentive Stock Options. If the purchase price of any option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (either by actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Subject to Section 15, in no event may the aggregate number of shares of Common Stock, with respect to which options or Stock Appreciation Rights are granted to any individual, exceed 250,000 during any one calendar year period; provided, however, that grants made to any new employee as a condition of employment may not exceed two times such annual limit during the first year of employment.

     6. Incentive Stock Options. Incentive Stock Options will consist of options to purchase shares of Common Stock that are intended to satisfy the requirements applicable to "incentive stock options" described in Section 422(b) of the Code or any successor provision. The purchase price for Incentive Stock Options will not be less than one hundred percent (100%) of the fair market value of such shares on the date of grant. Incentive Stock Options will be exercisable over not more than ten (10) years after the date of grant. The aggregate fair market value (determined on the date of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year (under all option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

     7. Nonqualified Stock Options. Nonqualified Stock Options will consist of options to purchase shares of Common Stock that are not intended to satisfy the requirements applicable to "incentive stock options" described in Section 422(b) of the Code or any successor provision. The purchase price for Nonqualified Stock Options will not be less than one hundred percent (100%) of the fair market value of shares on the date of grant. Nonqualified Stock Options will be exercisable over not more than ten (10) years after the date of grant.

     8. Stock Appreciation Rights. The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any Nonqualified Stock Option granted hereunder. In addition, a Stock Appreciation Right may be granted independently of and without relation to any stock option. Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

     (a) A Stock Appreciation Right may be granted with respect to a Nonqualified Stock Option at the time of its grant or at any time thereafter up to six (6) months prior to its expiration.

     (b) Each Stock Appreciation Right will entitle the holder to elect to receive in cash up to 100% of the appreciation in fair market value of the shares subject thereto up to the date the right is exercised. In the case of a Stock Appreciation Right issued in relation to a Nonqualified Stock Option, such appreciation shall be measured from the option price. In the case of a Stock Appreciation Right issued independently of any stock option, the appreciation shall be measured from not less than the fair market value of the Common Stock on the date the right is granted.

     (c) The Committee shall have the discretion to satisfy a participant's right to receive the amount of cash determined under subparagraph (b) hereof, in whole or in part, by the delivery of shares of Common Stock valued as of the date of the participant's election.

     (d)  In the event of the exercise of a Stock
          Appreciation Right, the number of shares reserved for issuance hereunder (and the shares subject to the related option, if any) shall be reduced by the number of shares with respect to which the right is exercised.

     9. Nontransferability. Except as otherwise provided by the Committee, each benefit granted under this Plan shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the holder's lifetime, only by the holder.

     10. Other Provisions. The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions requiring that grants of benefits under the Plan be evidenced by an agreement (in writing or other form deemed appropriate by the Committee); provisions concerning vesting; provisions concerning exercise periods following termination of employment; provisions for the payment of the purchase price of shares under stock options by delivery of other shares of the Company having a then market value equal to the purchase price of such shares; restrictions on resale or other disposition; such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements; and understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

     11. Term of Plan. Subject to the approval of the shareholders of the Company at the Company's annual meeting of its shareholders, the Plan shall be effective as of May
18, 2000 and shall remain in effect as long as any benefits under it remain outstanding. No benefit shall be granted after May 18, 2010.

     12. Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the Plan after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

     13. Fair Market Value. Unless otherwise determined by the Committee, the fair market value of the Company's shares of Common Stock as of any date shall be the mean between the lowest and highest reported sale prices of the Common Stock on that date on the New York Stock Exchange.

     14.  Limitation of Implied Rights.

     (a) Neither a participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A participant shall have only a contractual right to the shares of Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any subsidiary shall be sufficient to pay any amounts to any person.

     (b) The Plan does not constitute a contract of employment, and selection as a participant will not give any participating employee the right to be so retained in the employ of the Company or any subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no benefit under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

     15. Adjustment Provisions. In the event of a corporate transaction involving the Company (including, without limitation, any Common Stock dividend, Common Stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust awards without enlargement or diminution to preserve the benefits or potential benefits of the awards intended to be made available under the Plan. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards;
(iii) adjustment of the exercise price of outstanding options and Stock Appreciation Rights; and (iv) any other adjustments that the Committee determines to be equitable or appropriate.

     16. Amendment and Termination of Plan. The Board may amend the Plan from time to time or terminate the Plan at any time, but no such action, without the participant's consent, shall adversely affect the rights of a participant under any option or Stock Appreciation Right granted.